McLAUGHLIN & STERN, LLP
                               260 MADISON AVENUE
                            NEW YORK, NEW YORK 10016
                                 (212) 448-1100


                                                             February 3, 1998

VIA EDGAR

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

         Re:      Natural Health Trends Corp.
                  Preliminary Proxy Materials Filed on February 3, 1998 S-3 File No. 0-26272

Ladies and Gentlemen:

     On behalf of our client, Natural Health Trends Corp. (the "Company"), we transmit for filing pursuant to the Securities Exchange Act of 1934, as amended, (the "Act"), preliminary proxy materials.

     We refer to the Staff's comment letter dated January 28, 1998 (the "Comment Letter"). To facilitate the Staff's review, the numbers of the responses of the Company set forth below correspond to the numbers assigned to such comments in the Comment Letter. The page numbers in the responses refer to the pages in the marked copy of the proxy materials filed via EDGAR and the paragraph references relate to the position of the paragraph on the page. Except as otherwise indicated, the capitalized terms herein have the same meanings as set forth in the proxy materials.

     Comment 1: The Company confirms that no shares have been sold pursuant to such registration statement. The Company concurrently herewith has filed a post-effective amendment to the registration statement. Please see page 7, the fifth paragraph.

                  Comment 2:        Please see page 2, the  carryover paragraph.

                  Comment 3:        Please see the proxy card.

                  Comment 4:        Please see the table on page 2.

                  Comment 5:        Please see page 3, the  second paragraph.

Securities and Exchange Commission
February 3, 1998
Page 2




     Comment 6: Please see page 4, the fourth paragraph and the second paragraph 5. Comment 7: Please see page 4, the fifth paragraph.

     Comment 8: Please see page 4, the first paragraph and the third paragraph.

     Comment 9:        Please see page 5 , the fourth paragraph.

     Kindly address any comments regarding the enclosed material to the undersigned or Martin C. Licht of this office. Please do not hesitate to contact the undersigned, reverse charges, if we can facilitate the Staff's review in any way. Thank you for your cooperation.

                                                     Very truly yours,



                                                     Marc G. Rosenberg

                                  SCHEDULE 14A

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                   Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

         Filed by the Registrant |X| Filed by a Party other than the Registrant |_| Check the appropriate box: |X| Preliminary Proxy Statement |_| Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(c)(2))
         |_| Definitive Proxy Statement
         |_|  Definitive Additional Materials
         |_| Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12 NATURAL HEALTH TRENDS CORP.
                (Name of Registrant as Specified in Its Charter)

     (Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of Filing Fee (Check the appropriate box):
     |X| $125 per Exchange Act Rules 0-11(c)(1)(ii), 14-a6(I)(1), or 14a-6(I)(2)
or Item 22(a)(2) of Schedule 14A.
     |_| $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(I)(3),
     |_| Fee computed on table below per exchange Act Rules 14a-6(I)(4) and 0-11.
         (1) Title of each class of securities to which transaction applies:
                    Common
         (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         (4) Proposed maximum aggregate value of transaction:

         (5) Total fee paid:

         |_|  Fee paid previously with preliminary materials.

     |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, of the Form or Schedule and the date of its filing.

         (1)  Amount Previously Paid:

         (2)  Form, Schedule or Registration Statement No.:

         (3)  Filing Party:

         (4)  Date Filed:

                              [Preliminary Copies]

                           NATURAL HEALTH TRENDS CORP.
                              2001 West Sample Road
                          Pompano Beach, Florida 33064


                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                                        To be Held on  February ___, 1998 < R >

To the Stockholders of NATURAL HEALTH TRENDS CORP.

     The Special Meeting of Stockholders of Natural Health Trends Corp., a Florida corporation (the "Company"), will be held at ______________ , New York, New York on February ___, 1998, at 2:00 P.M., local time, for the following purposes: < R >

     i. To approve the amendment of the Company's Amended and Restated Articles of Incorporation to increase the number of authorized shares of the Company's common stock, $.001 par value, from 40,000,000 to 200,000,000.

     2. To transact such other business as may properly come before the meeting or any adjournments thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Management is aware of no other business which will come before the meeting.

     The Board of Directors has fixed the close of business on January 21, 1998 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting or any adjournments thereof. Holders of a majority of the outstanding shares must be present in person or by proxy in order for the meeting to be held.

     ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. YOU ARE URGED TO SIGN, DATE AND OTHERWISE COMPLETE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE YOUR SHARES IN PERSON IF YOU WISH TO DO SO, EVEN IF YOU HAVE SIGNED AND RETURNED YOUR PROXY CARD.

                          By Order of the Board of Directors,


              Neal R. Heller, President and Chief Executive Officer

                          Pompano Beach, Florida
                          February   , 1998

                  IT IS IMPORTANT THAT THE ENCLOSED PROXY CARD
                       BE COMPLETED AND RETURNED PROMPTLY

                           NATURAL HEALTH TRENDS CORP.
                              2001 West Sample Road
                          Pompano Beach, Florida 33064



                                 PROXY STATEMENT



                         SPECIAL MEETING OF STOCKHOLDERS

                               February ___, 1998

                             SOLICITATION OF PROXIES

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Natural Health Trends Corp., a Florida corporation (the "Company"), of proxies to be voted at the Special Meeting of Stockholders of the Company to be held on February ___, 1998 (the "Meeting"), at 2:00 P.M., local time, at New York, New York, and at any adjournments thereof.

     A form of proxy is enclosed for use at the Meeting. The proxy may be revoked by a stockholder at any time before it is voted by execution of a proxy bearing a later date or by written notice to the Secretary before the Meeting, and any stockholder present at the Meeting may revoke his or her proxy thereat and vote in person if he or she desires. When such proxy is properly executed and returned, the shares it represents will be voted at the Meeting in accordance with any instructions noted thereon. If no direction is indicated, all shares represented by valid proxies received pursuant to this solicitation (and not revoked prior to exercise) will be voted (i) for the approval of the amendment of the Amended and Restated Articles of Incorporation of the Company increasing the number of authorized shares of common stock, $.001 par value per share (the "Common Stock"), from 40,000,000 to 200,000,000 and (ii) in accordance with the judgment of the persons named in the proxy as to such other matters as may properly come before the Meeting and any adjournments thereof.

     The cost for soliciting proxies on behalf of the Board of Directors will be borne by the Company. In addition to solicitation by mail, proxies may be solicited in person or by telephone, telefax or cable by personnel of the Company, who will not receive any additional compensation for such solicitation. The Company will reimburse brokers or other persons holding stock in their names or the names of their nominees for the expenses of forwarding soliciting material to their principals and obtaining their proxies. This Proxy Statement and the accompanying form of proxy will be first mailed to stockholders on or about February ___, 1998.

     The close of business on January 21, 1998 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting. On that date there were 30,325,435 shares of Common Stock outstanding. Each share entitles the holder thereof to one vote and a vote of a majority of the shares present, or represented, and entitled to vote at the Meeting is required to approve each proposal to be acted upon at the Meeting. The holders of a majority of the shares of Common Stock outstanding on the record date and entitled to be voted at the Meeting, present in person or by proxy, will constitute a quorum for the transaction of business at the Meeting and any adjournments thereof. If a quorum is present, broker
                                                        -1-
     non-votes  and  abstentions  will not have an effect on the approval of the
matters to be voted on at the Meeting.    < R >

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information as to the Common Stock ownership of each of the Company's directors, executive officers, all executive officers and directors as a group, and all persons known by the Company to be the beneficial owners of more than five percent of the Company's Common Stock.

                                                        Number of                           Approximate
Name and Address of Beneficial Owner(1)                 Shares(2)                   Percentage of Common Stock
Neal R. Heller and Elizabeth S. Heller
2397 N.W. 64th Street
Boca Raton, Florida  33496                                     5,834,000(3)                    18.7%

Martin C.Licht
Selden Lane
Greenwich, Connecticut  06831                                     52,000(4)                      *

Arthur Keiser
6324 NW 79th Way
Parkland, Florida 33067                                           34,000(5)                      *

Sir Brian Wolfson
Global Health Alternatives, Inc.
44 Welbeck Street
London, England  W1N7HF                                                0(6)                      *

Azure Limited Partnership I
13 Eagles Nest Drive
La Conner, Washington 98257                                       1,662,667                    5.5%

All Executive Officers and Directors as a                         5,920,000                    19.0%
Group
         (5 persons)

     (1) Unless otherwise noted, all persons named in the table have sole voting and dispositive power with respect to all shares of Common Stock beneficially owned by them.

     (2) The table does not include shares of Common Stock issuable upon the conversion of the Company's Debentures, as defined below, and the Company's Series A Preferred Stock. Pursuant to the terms of such instruments, the holders thereof generally are not entitled to convert such instruments to the extent that such conversion would increase the holders' beneficial ownership of Common Stock to in excess of 4.9%. Notwithstanding the foregoing, upon the maturity of the Debentures on March 31, 2000 or June 4, 2000 the date of a mandatory conversion of the Series A Preferred Stock a change in control of the Company may occur, based upon the number of shares of Common Stock issuable, as described below.

     (3) Mr. Heller owns 2,374,000 shares of Common Stock, and Mrs. Heller owns 2,660,000 shares of Common Stock and each has sole voting and dispositive power with respect to such shares. As they are husband and wife, each may be deemed the beneficial owner of the shares owned by the other. Includes up to 800,000 shares of Common Stock issuable upon the exercise of options held by Mr. and Mrs. Heller.

     (4) Includes presently exercisable options to purchase up to 2,000 shares of Common Stock held by Mr. Licht.

     (5) Includes presently exercisable options to purchase up to 14,000 shares of Common Stock held by Mr. Keiser.

     (6) Does not include options to purchase up to 800,000 shares of Common Stock which are not exercisable within 60 days.

* Represents less than 1% of applicable shares of Common Stock outstanding.


                                 PROPOSAL NO. 1
                     AMENDMENT OF ARTICLES OF INCORPORATION

     The Board of Directors has approved the amendment of the Company's Amended and Restated Articles of Incorporation to increase the number of authorized shares of Common Stock from 40,000,000 to 200,000,000.

     The Board of Directors has approved such amendment in order for the Company to have a sufficient number of shares of Common Stock authorized primarily for the conversion of the Company's Debentures and the Company's Series A Preferred Stock. As of January 21, 1998, the Company had 40,000,000 shares of Common Stock authorized and 30,325,435 shares of Common Stock outstanding. As of January 30, 1998, the Debentures, as defined below, and Series A Preferred Stock were convertible into an aggregate of 127,904,956 shares of Common Stock.

     The Company is obligated to have a sufficient number of shares of Common Stock available for issuance upon the conversion of the Series A Preferred Stock. In the event that the Company does not have a sufficient number of shares of Common Stock available for issuance, then the Company is obligated to pay the holder a penalty based on the unconverted face amount of the Series A Preferred Stock at a rate of 24% per annum payable in cash or shares of Common Stock, at the option of the holder.

     The Company, by action of the Board of Directors, also intends to effect a reverse stock split. The magnitude of the reverse stock split has not yet been determined by the Company. The purpose of the reverse stock split is to increase the price of the Common Stock in excess of $1.00 in order to satisfy the recently adopted revised listing requirements of The NASDAQ Stock Market Inc. ("NASDAQ"), which listing requirements are effective as of February 23, 1998. There can be no assurance that the reverse stock split will have the desired effect. The failure to maintain the listing of the Common Stock on NASDAQ could have a material adverse effect on the price of the Common Stock.

     In April 1997, the Company issued debentures (the "Debentures") in the original principal amount of $1,300,000, which bear interest at the rate of 6% per annum and will mature on March 31, 2000. As of January 30, 1998, $79,707 of Debentures were outstanding and the Company has received a notice of conversion to convert such amount into 8,054,992 shares of Common Stock. The Debentures are convertible into shares of Common Stock at a conversion price equal to the lesser of $1.4375 or 75% of the average closing bid price of the Common Stock as reported by NASDAQ, during the five trading days immediately preceding the date notice of conversion is given to the Company. The net proceeds of approximately $1,015,000 from the sale of the Debentures were used as follows: $688,000 was used primarily for advertising and marketing the Company's health care products, $171,000 was used in connection with a litigation settlement, $91,000 was used for leasehold
improvements and $65,000 was used for working capital.   < R >

     The Company is obligated to have a sufficient number of shares of Common Stock available for issuance upon the conversion of the Debentures. In the event that the Company does not issue the shares of Common Stock within five business days of receipt of a notice of conversion the Company is obligated to pay the holder $100 per day for each $10,000 of the Debentures being converted for the first 10 days and $200 per day thereafter.

     In June 1997, in a private placement, the Company sold 2,200 shares of its Series A Preferred Stock at a purchase price of $1,000 per share. Each share of Series A Preferred Stock is convertible into shares of Common Stock at a conversion price equal to 75% of the average closing bid price of the Common Stock as reported by NASDAQ during the five trading days immediately preceding the date notice of conversion is given to the Company. The holder of each share of Series A Preferred Stock is also entitled to a payment of 2.5% per month commencing August 4, 1997, until the Company's registration statement covering the resale of shares of Common Stock issuable on the conversion of the shares of Series A Preferred became effective on January 12, 1998, payable in cash or shares of Common Stock at the option of the holder. Shares of Series A Preferred Stock are converted automatically into shares of Common Stock on June 4, 2000. The net proceeds of approximately $1,925,000 from the sale of the Series A Preferred Stock were used as follows: $356,000 was utilized for the repayment of the Debentures, $1,309,000 was utilized primarily for advertising and marketing of the Company's health care products and the balance was utilized by the Company for working capital. If all of the shares of Series A Preferred Stock were converted into shares of Common Stock on January 30, 1998, including the accrued interest and penalty thereon, a total of 119,849,964 shares of Common Stock would be issuable. < R >

     The Company is obligated to have a sufficient number of shares of Common Stock available for issuance upon the conversion of the Series A Preferred Stock. In the event that the Company does not have a sufficient number of shares of Common Stock available for issuance, then the Company is obligated to pay the holder a penalty based on the unconverted face amount of the Series A Preferred Stock at a rate of 24% per annum payable in cash or shares of Common Stock, at the option of the holder.

     The proforma net tangible book value attributable to the Common Stock as of September 30, 1997, was ($4,559,290) or $(.16) per share. Upon the conversion of the Debentures and the shares of Series A Preferred Stock on January 30, 1998, the proforma net tangible book value as of September 30, 1997, as adjusted for the conversion of the Debentures and the Series A Preferred Stock would be ($1,749,625) or $(.01) per share. Since the Company had a negative net tangible book value prior to the conversion of the Debentures and the Series A Preferred Stock, such conversion is not dilutive to existing shareholders. However, in the event that the Company has a positive net tangible book value prior to the conversion of the Debentures and the Series A Preferred Stock, such conversion would have a dilutive effect. As of January 30, 1998 $920,293 of Debentures have been converted into 11,789,312 shares of Common Stock and an additional 8,054,992 shares are issuable, pursuant to a notice of conversion received by the Company. None of the shares of Series A Preferred Stock have been converted.
< R >

     The shares of Common Stock will also be available for issuance upon the exercise of other outstanding options warrants and conversion rights.

     The Company has filed a registration statement covering the resale of the shares of Common Stock issuable upon the conversion of the Series A Preferred Stock. Upon the approval of the Amendment to the

     Company's Amended and Restated Articles of Incorporation increasing the number of authorized shares of Common Stock, the holders of shares of Series A Preferred Stock will be able to convert their shares of Series A Preferred Stock into 119,849,964 shares of Common Stock as of January 30, 1998. The resale of the shares of Common Stock issuable upon the conversion of the Series A
Preferred Stock and the Debentures have been included in a effective registration statements. Accordingly, the shares of Common Stock issuable upon the conversion of the Series A Preferred Stock and the Debentures maybe immediately be resold. Such resales of shares of Common Stock may result in a change in control of the Company. < R >

     The Board of Directors recommends a vote 'FOR' the ratification of the amendment of the Company's Amended and Restated Articles of Incorporation.

                            PROPOSALS BY STOCKHOLDERS

     Any stockholder who intends to present a proposal for action at the Company's 1997 Annual Meeting of Stockholders in next year's proxy statement and proxy card must forward a copy of such proposal to the Secretary of the Company. The time for submitting proposals for next year's proxy statement has passed. Any such proposal must have been received by the Company for inclusion in its proxy statement and form of proxy card relating to that meeting by December 23, 1997.

                                  OTHER MATTERS

     The Board of Directors of the Company does not know of any other matters to be presented for action at the Meeting. If, however, any other matters are properly brought before the Meeting, the persons named in the accompanying proxy will vote such proxy in accordance with their own judgment on such matters.

         A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB AND FORM 10-QSB FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WITHOUT EXHIBITS, WILL BE FURNISHED WITHOUT CHARGE TO ANY PERSON FROM WHOM THE ACCOMPANYING PROXY IS

SOLICITED UPON WRITTEN REQUEST TO THE COMPANY'S PRESIDENT, NEAL R. HELLER, NATURAL HEALTH TRENDS CORP., 2001 WEST SAMPLE ROAD, POMPANO BEACH,
FLORIDA 33064.

                                   By Order of the Board of Directors



                      Neal R. Heller, Chairman of the Board
                                   Pompano Beach, Florida


February     , 1998

         STOCKHOLDERS ARE URGED TO SPECIFY THEIR CHOICES AND DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE. A PROMPT RESPONSE
IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED.

                           NATURAL HEALTH TRENDS CORP.
                              2001 West Sample Road
                          Pompano Beach, Florida 33064

                    PROXY FOR SPECIAL MEETING OF STOCKHOLDERS
                        To be Held on February ___ , 1998


     The undersigned hereby constitutes and appoints SIR BRIAN WOLFSON, NEAL R. HELLER, ELIZABETH S. HELLER, MARTIN C. LICHT and, ARTHUR KEISER, and each of them, acting individually, as attorney and proxy of the undersigned with full power of substitution, for and in the name of the undersigned to attend the Special Meeting of Stockholders of Natural Health Trends Corp. (the "Company") to be held at ___________________, New York, New York, on February ____ , 1998 at 2:00 P.M., and any and all adjournments or postponements thereof and thereat to vote all the shares of Common Stock of the Company held by the undersigned which the undersigned would be entitled to vote, if personally present with respect to the following matters described on the reverse side of this proxy card.

     1. To approve the amendment of the Company's Amended and Restated Articles of Incorporation to increase the number of authorized shares of Common Stock from 40,000,000 to 200,000,000.

     2. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.


                          (Please sign on reverse side)

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THE SHARES WILL BE VOTED 'FOR' THE APPROVAL OF THE AMENDMENT OF THE COMPANY'S AMENDED AND RESTATED ARTICLES OF INCORPORATION INCREASING THE NUMBER OF AUTHORIZED SHARES FROM 40,000,000 TO 200,000,000. THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY TO VOTE WITH RESPECT TO ANY OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS, OR POSTPONEMENTS THEREOF.

         THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF SPECIAL MEETING AND PROXY STATEMENT OF THE COMPANY.

                                     DATED:                         , 1998

                                     Signature of Stockholder

                                     Signature of Stockholder




     Please sign your name exactly as it appears on your stock certificate. When signing as attorney-in-fact, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If signer is a corporation, please sign in full corporate name by duly authorized officer or officers and affix the corporate seal.

            PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.